SCHEDULE 14 C

                INFORMATION STATEMENT PURSUANT TO SECTION 14 (C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                           Check the appropriate box:

                      [ ] Preliminary information statement
                      [X] Definitive information statement

Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

                             Systems evolution, INC.
                  (NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

               Payment of Filing Fee (Check the appropriate box):

                              [X] No fee required.
                [ ] Fee computed on table below per Exchange Act
                            Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies: Not Applicable. (2) Aggregate number of securities to which transaction applies: Not Applicable.
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Not Applicable. (4) Proposed maximum aggregate value of transaction: Not Applicable.
(5) Total fee paid: Not Applicable.

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: Not Applicable.
(2) Form, Schedule or Registration Statement No. : Not Applicable. (3) Filing
Party: Not Applicable. (4) Date Filed: Not Applicable.




                             SYSTEMS EVOLUTION, INC.
            10707 Corporate Drive, Suite 156 o Stafford, Texas 77477
                    Tel: (281) 265-7075o Fax: (281) 265-7577
-------------------------------------------------------------------------------

                                September 2, 2004

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          To Be Held September 22, 2004

TO THE STOCKHOLDERS:

         Notice is hereby given that a Special Meeting of the Stockholders of Systems Evolution, Inc., an Idaho corporation (the "Company") will be held at the offices of the Company, 10707 Corporate Drive, Suite 156, Stafford, Texas 77477 at 10:00 o'clock a.m. Central Standard Time on the 22nd day of September, 2004 to act upon the following recommendation of the board of directors:

                  Increase the number of common shares the Company is authorized to issue to 750,000,000.

         This Information Statement is being provided to you for information purposes only. Your vote is not required to approve the action. This Information Statement does not relate to an annual meeting or special meeting in lieu of an annual meeting. You are not being asked to send a proxy and you are requested not to send one.

Very truly yours,
/s/Robert C. Rhodes
--------------------------------
Robert C. Rhodes, President


                              INFORMATION STATEMENT
                                       OF
                             SYSTEMS EVOLUTION, INC.

                       NOTICE TO STOCKHOLDERS PURSUANT TO
              SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934


         This Information Statement is being furnished to the holders of common stock, no par value per share (the "Company Common Stock"), of Systems Evolution, Inc., an Idaho corporation (the "Company") in connection with the Special Meeting of Shareholders of the Company to be held at the offices of the Company, 10707 Corporate Drive, Suite 156, Stafford, Texas 77477 at 10:00 o'clock a.m. Central Standard Time on the 22nd day of September, 2004 to inform you that the Board of Directors of the Company and the holders of a majority of the outstanding Company Common Stock have authorized, by written consent dated August 23, 2004, the board of directors of the Company to increase the number of common shares the Company is authorized to issue to 750,000,000.

-------------------------------------------------------------------------------
                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

                        REQUESTED NOT TO SEND US A PROXY
-------------------------------------------------------------------------------

                  AMENDMENT TO THE CERTIFICATE OF INCORPORATION

         Pursuant to the resolution of the holders of a majority of the outstanding common stock and the Board of Directors, the Company will amend their Certificate of Incorporation to Increase the number of common shares the Company is authorized to issue to 750,000,000. The amendment will become effective upon the proper filing of Certificate of Amendment to the Certificate of Incorporation.

         The decision to increase the authorized stock of the Company was based on the desire of management to have additional shares of common stock available for issuance.

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED May 31, 2004 MAY BE OBTAINED BY WRITTEN REQUEST FROM Mr. Robert C. Rhodes, President, Systems Evolution, Inc., 10707 Corporate Drive, Suite 156, Stafford, Texas 77477. Copies of can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates. We file documents and reports electronically through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") which is publicly available through the Commission's Internet World Wide website, http://www.sec.gov.

   DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS OF REGISTRANT

         Our executive officers and directors, and their ages and positions as of May 31, 2004 are as follows:

--------------------------------------------- ------------ ----------------------------------------------------------
Name                                              Age      Position
--------------------------------------------- ------------ ----------------------------------------------------------
Robert C. Rhodes                                  36       Chairman of the Board
                                                           CEO
--------------------------------------------- ------------ ----------------------------------------------------------
Richard N. Hartmann                               48       COO
                                                           President

--------------------------------------------- ------------ ----------------------------------------------------------
Willie A. Jackson, Jr.                            42       VP,
                                                           Infrastructure Support Services

--------------------------------------------- ------------ ----------------------------------------------------------
Michael M. Barbour                                58       Director
                                                           Chairman of the Compensation Committee

--------------------------------------------- ------------ ----------------------------------------------------------
John B. Dewberry                                  80       Director
                                                           Chairman of the Audit Committee
--------------------------------------------- ------------ ----------------------------------------------------------
Patrick L. Anderson                               41       Director

--------------------------------------------- ------------ ----------------------------------------------------------

         Robert C. Rhodes has served as Chairman of the Board and Chief Executive Officer since September 9, 2004. Mr. Rhodes has worked in software development and sales since 1986. Prior to his employment with the Company, Mr. Rhodes held positions at the BSG Alliance/IT and Software Integration Consulting Group. In 1993 he founded the Texas operating unit of the Company, which at that time made extensive use of mentoring and training techniques to advance consulting services for knowledge transfer and the implementation of technical architecture. Mr. Rhodes took the company public in 2003 has driven revenue and employee growth to new levels, and has expanded the company's focus to a full-service consultancy.

         Richard N. Hartmann has served as the Chief Operating Officer for the company since January 1, 2004 and President since August 15, 2004. Mr. Hartmann has managed technology based organizations for twenty-five years with experience that spans large systems integrators to technology start-ups. Mr. Hartmann held a variety of positions with the Unisys Corporation including direct sales, branch and district management as well as regional marketing management. He leveraged that experience to help launch new business initiatives at PowerCerv and Austin Software Foundry in positions growing from regional manager to Executive Vice President and Chief Operating Officer. Most recently he was Managing Director of Noblestar a consulting company headquartered in Reston, Virginia.

         Willie Jackson joined the company after AXP Technologies, Inc., a company he co-founded, was acquired by the Company in March 2004. Mr. Jackson has spent the greater part of the past two decades leading Business Development and IT delivery teams for companies including IKON Document Services, Reliant Energy, Velocity Express, SYSCO Foods, and Equifax. Before AXP, Mr. Jackson served as Consulting Services Manager for three IT consulting and network support firms where he provided consulting and high performance sales leadership, new market development, and technical business solutions to Gulf Coast middle-market companies. Prior to consulting leadership roles, he led and delivered enterprise application development for E-Commerce, Technology, and Business Development projects.

         Michael M. Barbour, Director since 2003 and Chairman of the Compensation Committee since 2004, is currently Chief Executive Officer of MicroLight Corporation of America (www.microlightcorp.com). Mr. Barbour is the former CEO of a $60 million a year, NASDAQ listed, global healthcare company and was the 1998 recipient of Ernest and Young's Entrepreneur of Year Award in Healthcare. Mr. Barbour has over 30 years in the healthcare industry, having raised over $30 million in debt and public equity financing as well as over $60 million in mergers and acquisitions.

         John B. Dewberry, CPA, has served as Director for Systems Evolution Inc. since 1995. Mr. Dewberry's long career in public accounting spans back to 1945 and include private businesses as well as public accounting practice. Early in his career, Mr. Dewberry was Chief Accountant at Western Gear Works. Mr. Dewberry then joined public accountants Peat Marwick Mitchell. From 1960 to the present, Mr. Dewberry has had a public accounting practice.

         Patrick L. Anderson (CPD/A, CPD/P, CSD, CSI, CSTI, MCP, MCT) has served as a Director since 2003. With over twenty years of experience in the software industry, Mr. Anderson's lucid technical vision has helped clients maximize the return on investment for their projects, and his deep knowledge of Internet-based architecture has produced premium enterprise solutions. Prior to working with the Company, Mr. Anderson worked for the office of the CTO of SilverStream Software, Inc., where he was a systems architect and project troubleshooter.

                             EXECUTIVE COMPENSATION

Management Compensation

         The following table contains information concerning compensation earned by the Company's Management as of the end of Fiscal Year 2003.

------------------------------------------------------------------------------------------------------------------------------
                                                 SUMMARY COMPENSATION TABLE

------------------------------------------------------------------------------------------------------------------------------
                                                                    Annual                    Long Term
                                                                 Compensation                Compensation
                                                      --------------------------------------------------------
                                                                                                 Securities
                                                                                                 Underlying     All other
Name                        Title                     Salary(s)           Bonus(s)                  Options    Compensation
--------------------------- -------------- ---------- ------------------- ---------------- ----------------- -----------------
Robert C. Rhodes            CEO            2004       $ 79,953 (1)        $ 50,000 (2)            6,000,000  $ 0
--------------------------- -------------- ---------- ------------------- ---------------- ----------------- -----------------
                                           2003       $ 100,000           $ 0                             0  $ 0
--------------------------- -------------- ---------- ------------------- ---------------- ----------------- -----------------
Richard N. Hartmann         COO            2004       $ 44,057 (3)        $ 0                 6,500,000 (4)  $ 0
--------------------------- -------------- ---------- ------------------- ---------------- ----------------- -----------------
                                           2003       $ 0                 $ 0                             0  $ 0
--------------------------- -------------- ---------- ------------------- ---------------- ----------------- -----------------
Willie A. Jackson           VP             2004       $ 25,000 (5)        $ 2,761              1,900,000(6)  $ 0
--------------------------- -------------- ---------- ------------------- ---------------- ----------------- -----------------
                                           2003       $ 0                 $ 0                             0  $ 0
--------------------------- -------------- ---------- ------------------- ---------------- ----------------- -----------------

         (1) This amount includes $50,000 accrued but not paid. On July 1, 2004, the Company entered into an employment agreement retroactively effective as of January 1, 2004 with Mr. Rhodes that provided for an annual base salary of $200,000 and bonus of $125,000. For at least the first calendar quarter of 2004, the Officer's W2 paid salary shall be $50,000 with no bonus. Each month, upon review of the Company's run rate (defined as the company's average monthly billings for the last quarter), the Officer's W2 salary shall be adjusted upwards at least $10,000 for each million dollars of run rate past $1,000,000 in run rate until such time as the Officer's true salary is reached. This agreement initially had 2,000,000 options annually vesting with an exercise price of $0.05, vesting quarterly. The term of this agreement was three (3) years.

         (2) On May 31, 2004, the Company declared a $50,000 bonus for Mr. Rhodes. This bonus was accrued on the Company's books without direct payment to Mr. Rhodes.

         (3) Mr. Hartmann began employment on January 1, 2004. On January 1, 2004, the Company entered into an employment agreement with Mr. Hartmann that provided for an annual base salary of $150,000 and bonus of $100,000. For at least the first calendar quarter of 2004, the Officer's W2 paid salary shall be $50,000. Each month, upon review of the Company's run rate (defined as the company's average monthly billings for the last quarter), the Officer's W2 salary shall be adjusted upwards at least $10,000 for each million dollars of run rate past $1,000,000 in run rate until such time as the Officer's true salary is reached. This agreement initially had 500,000 options vesting quarterly with an exercise price of $0.05. The term of this agreement was three
(3) years.

         (4) On August 1, 2004, Mr. Hartmann's agreement was amended to include an additional five (5) million options, vesting annually based upon achievement of certain acquisition growth parameters.

         (5) On February 26, 2004, the Company entered into a definitive agreement to purchase AXP Technologies and an employment agreement with Mr. Jackson. Originally, the agreement provided for a $60,000 salary and a $120,000 bonus opportunity. This agreement was amended August 1, 2004 to provide for a $100,000 base salary and a $200,000 bonus opportunity.

         (6) On August 1, 2004, Mr. Jackson's agreement was amended to include and additional nine hundred thousand (900,000) options, vesting semi-annually based upon achievement of certain performance parameters.

         Board Compensation

         Directors who do not perform service substantially full-time to the Company receive no retainer, but they receive a fee for each Board or committee meeting of $500. The Company reimburses directors for their reasonable out-of-pocket expenses with respect to board meetings and other Company business.

         Directors who are not officers of the Company also participate in the 2003 Plans. Under the 2003 Plan, options to purchase 10,000 shares of our common stock are automatically granted to each non-employee director on the date such director is for the first time elected or appointed to the Board of Directors and vest upon each annual anniversary thereafter. Thereafter, each such director is automatically granted options to purchase 10,000 shares on the date of each annual stockholders meeting provided that such options shall be reduced by that portion of the prior twelve-month period in which a director was not a director of the Company. The exercise price for all non-employee director options granted under the 2003 Plans is 100% of the fair market value of the shares as of the grant date. All such options are immediately exercisable and expire no later than ten years after the date of grant, unless sooner exercised.

                 SECURITY OWNER OF CERTAIN BENEFICIAL OWNERS AND
                   MANAGEMENT AND RELATED STOCKHOLDERS MATTER

         The following table sets forth certain information, as of August 1, 2004, regarding beneficial ownership of Common Stock by (i) each person known by Systems Evolution, Inc. to be the beneficial owner of more than 5% of the outstanding shares of its common stock, (ii) each current director, nominee and executive director of Systems Evolution, Inc., (iii) and all current officers and directors as a group. The information is determined in accordance with Rule 13d-3 promulgated under the Exchange Act based upon information furnished by the persons listed or contained in filings made by them with the SEC. Except as otherwise indicated below, the shareholders listed possess sole voting and investment power with respect to their shares.

---------------------------------------------- -------------------------- ----------------------- -----------------------
Name & Address of                                          Current stock         Current options              Percentage
Beneficial Owner (1)                                            Holdings              Controlled                Of Total
-------------------------------------------     ------------------------  ----------------------- ------------------------
                                                       Management
-------------------------------------------------------------------------------------------------------------------------------
Robert C. Rhodes                                              27,178,000           5,000,000 (2)                  52.1 %
3331 Summer Bay Drive
Sugar Land, Texas 77478
---------------------------------------------- -------------------------- ----------------------- -----------------------
Richard N. Hartmann                                            1,000,000           6,500,000 (2)                   1.9 %
13417 Overland Pass
Austin, Texas 78736
---------------------------------------------- -------------------------- ----------------------- -----------------------
Willie A. Jackson, Jr.                                           100,000           1,900,000 (2)                   0.2 %
15615 Oakworth Court
Sugar Land, Texas 77478
-------------------------------------------------------------------------------------------------------------------------
                                                       Directors
---------------------------------------------- -------------------------- ----------------------- -----------------------
Michael M. Barbour                                                     0              10,000 (3)                   0.0 %
2935 Highland Lakes
Missouri City, TX  77459
---------------------------------------------- -------------------------- ----------------------- -----------------------
John B. Dewberry                                                       0              10,000 (3)                   0.0 %
5627 Greencraig Dr,
Houston, Texas 77035-5523
---------------------------------------------- -------------------------- ----------------------- -----------------------
Patrick L. Anderson                                            6,463,094                                          12.4 %
1007 Tigris Lane
Houston, Texas 77090
---------------------------------------------- -------------------------- ----------------------- -----------------------
                                                 All Executive Officers and Directors as a group (6 persons): 34,741,094
-------------------------------------------------------------------------------------------------------------------------

         (1) These shareholders do not include directors and or control persons previous to the September 9, 2003 acquisition of Systems Evolution, Inc., the Texas operating company, and the subsequent change of control. Those individuals are no longer required to file Form 3's as they have not been officers of the Company for at least 90 days, beginning on September 9, 2003.

         (2) These numbers represent three (3) year option awards that have various vesting schedules.

         (3) These numbers represent one (1) year option awards that vest annually.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         As of May 31, 2004, Systems Evolution Inc. was indebted to Mr. Rhodes for a $15,000 loan at a fixed 1% annual interest rate due upon re-payment that he made to the Company. In addition, the Company was indebted to Mr. Rhodes for various expense payments of $1,779.54, which are non-interest bearing and due on demand. The Company had accrued a total of $60,000 for payment of a $50,000 bonus to Mr. Rhodes.

         As of May 31, 2004, the Company owned Mr. Hartmann $2,216.18 and Mr. Jackson $1,403.92 for various expense payments, which are non-interest bearing and due on demand.